UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 5, 2013
Date of Report (Date of earliest event reported)

DIGITAL CINEMA DESTINATIONS CORP.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	333-178648	27-3164577
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 East Broad Street Westfield, New Jersey		07090
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 396-1362

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed to supplement information provided on a Form 8-K filed by the registrant on December 9, 2013 (the “Original Form 8-K”).

ITEM 5.07(d).    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported in the Original Form 8-K, Digital Cinema Destinations Corp. (the “Company”) held its 2013 Annual Meeting of Stockholders on December 5, 2013.  At that meeting, stockholders voted, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.   As we reported in the Original Form 8-K: 1,147,337 shares voted for every year; 8,535,388 shares voted for every two years; 52,918 shares voted for every three years; and 12,775 shares abstained.

Pursuant to Item 507(d) of Form 8-K, we are now advising stockholders of the Company’s decision regarding how frequently it will seek an advisory vote on the compensation of our named executive officers.   In light of the voting results described above, as well as other factors, the Company’s Board of Directors, at its February 12, 2014 meeting, determined that the Company will hold an advisory vote on the compensation of our named executive officers every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL CINEMA DESTINATIONS CORP. (Registrant)

Date: March 20, 2014	By:	/s/ Brian Pflug
	Name:	Brian Pflug
	Title:	Chief Financial Officer and Principal Accounting Officer